SCHEDULE II – AMENDMENT #4

The following is an amended and restated Schedule II ("Amendment") to the Amended and Restated Custody Agreement, dated as of August 29, 2017 (the "Agreement"), by and between The Bank of New York Mellon ("Custodian") and each open-end management investment company listed on this Schedule II (each, a "Fund"). This Amendment serves to update Schedule II. Custodian and the Funds agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the Funds listed below.

Schedule II is amended as follows:

Vanguard Admiral Funds
    Vanguard Treasury Money Market Fund

Vanguard Chester Funds
    Vanguard PRIMECAP Fund

Vanguard CMT Funds
    Vanguard Market Liquidity Fund

Vanguard Fenway Funds
    Vanguard Equity Income Fund

Vanguard Fixed Income Securities Funds
    Vanguard Intermediate-Term Treasury Fund
    Vanguard Long-Term Treasury Fund
    Vanguard Short-Term Federal Fund
    Vanguard Short-Term Treasury Fund

Vanguard Horizon Funds
    Vanguard Capital Opportunity Fund

Vanguard Index Funds
    Vanguard Growth Index Fund
    Vanguard Large-Cap Index Fund
    Vanguard Value Index Fund

Vanguard Institutional Index Funds
    Vanguard Institutional Total Stock Market Index Fund

Vanguard International Equity Index Funds
    Vanguard European Stock Index Fund
    Vanguard FTSE All-World ex-US Index Fund
    Vanguard FTSE All-World ex-US Small-Cap Index Fund
    Vanguard Pacific Stock Index Fund

Vanguard Money Market Reserves
- Vanguard Cash Reserves Federal Money Market Fund
- Vanguard Federal Money Market Fund

Vanguard Scottsdale Funds
- Vanguard Russell 1000 Index Fund
- Vanguard Russell 1000 Value Index Fund
- Vanguard Russell 1000 Growth Index Fund
- Vanguard Russell 2000 Index Fund
- Vanguard Russell 2000 Value Index Fund
- Vanguard Russell 2000 Growth Index Fund

Vanguard Specialized Funds
- Vanguard Dividend Growth

Vanguard Variable Insurance Funds
- High Yield Bond Portfolio
- Money Market Portfolio
- Short-Term Investment-Grade Portfolio
- Total Bond Market Index Portfolio

Vanguard Valley Forge Funds
- Vanguard Baillie Gifford Global Positive Impact Stock Fund

Vanguard Wellington Funds
- Vanguard U.S. Multifactor Fund
- Vanguard U.S. Minimum Volatility ETF
- Vanguard U.S. Momentum Factor ETF
- Vanguard U.S. Multifactor ETF
- Vanguard U.S. Quality Factor ETF
- Vanguard U.S. Value Factor ETF

Vanguard Whitehall Funds
- Vanguard Global Minimum Volatility Fund
- Vanguard International Dividend Appreciation Index Fund
- Vanguard International High Dividend Yield Index Fund
- Vanguard International Dividend Growth Fund
- Vanguard International Equity Index Funds

Vanguard World Fund
- Vanguard International Growth Fund

AGREED TO AS OF NOVEMBER 1, 2023

The Bank of New York Mellon	Each of the Open-End Management Investment Company Listed on Schedule II Hereto
By:__________________________	By: Christine Buchanan
Name:______________________	Name: Christine Buchanan
Title:_______________________	Title: Principal, Funds CFO